BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

07/07/2020

Work Order Item Number: W2020070701508 - 681098
Filing Number: 20200768705
Filing Type: Certificate of Designation
Filing Date/Time: 07/07/2020 15:36:54 PM
Filing Page(s): 5

Indexed Entity Information:
Entity ID: E0345742015-5
Entity Name: OZOP SURGICAL CORP.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
EASTBIZ.COM, INC.
5348 VEGAS DRIVE, LAS VEGAS, NV 89108, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0345742015-5
Barbara K. Cegavske	Filing Number 20200768705
Secretary of State State Of Nevada	Filed On 07/07/2020 15:36:54 PM
	Number of Pages 5

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: OZOP SURGICAL CORP. Entity or Nevada Business Identification Number (NVID): NV20151432735
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series E Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Brian Conway Signature of Officer Date: 07/07/2020

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0345742015-5
Barbara K. Cegavske	Filing Number 20200768705
Secretary of State State Of Nevada	Filed On 07/07/2020 15:36:54 PM
	Number of Pages 5

OZOP SURGICAL CORP.
(A NEVADA CORPORATION)

RESOLUTION OF THE BOARD OF DIRECTORS

The undersigned, being all of the Directors of Ozop Surgical Corp., a Nevada Corporation (the "Corporation") pursuant to the Bylaws of the Corporation and Chapter 78 of the Nevada Revised Statutes, hereby consent to the following actions of the Corporation, a copy of which shall be filed with the minutes of the Corporation:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to amend and restate the rights and preferences of a class of preferred stock named the Series C Preferred Stock, pursuant to the attached Certificate of Designation;

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to create and designate the rights and preferences of a class of preferred stock named the Series D Preferred Stock, pursuant to the attached Certificate of Designation;

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to create and designate the rights and preferences of a class of preferred stock named the Series E Preferred Stock, pursuant to the attached Certificate of Designation;

NOW, THEREFORE, BE IT:

RESOLVED, that the Board of Directors, pursuant to authority given by the Corporation's Certificate of Incorporation, does hereby amend and restate the rights and preferences of a class of preferred stock, named the Series C Preferred Stock, as set forth in the attached Certificate of Designation.

RESOLVED, that the Board of Directors, pursuant to authority given by the Corporation's Certificate of Incorporation, does hereby create and designate the rights and preferences of a class of preferred stock, named the Series D Preferred Stock, as set forth in the attached Certificate of Designation.

RESOLVED, that the Board of Directors, pursuant to authority given by the Corporation's Certificate of Incorporation, does hereby create and designate the rights and preferences of a class of preferred stock, named the Series E Preferred Stock, as set forth in the attached Certificate of Designation.

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolutions, including the execution of documents and making any filings with the State of Nevada or the federal securities authorities as they deem necessary or appropriate, and that any and all actions taken by the officers in connection therewith are hereby ratified, confirmed, and approved.

This Resolution may be executed in counter parts and by facsimile and such counterparts and facsimile copies shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director(s).

IN WITNESS WHEREOF, I have set my hand as a member of the Board of Directors of the Corporation as of this ___ day of July 2020.

Brian P Conway
Brian Conway, Director

Filed in the Office of	Business Number E0345742015-5
Barbara K. Cegavske	Filing Number 20200768705
Secretary of State	Filed On 07/07/2020 15:36:54 PM
State Of Nevada	Number of Pages 5

CERTIFICATE OF DESIGNATION

OF

OZOP SURGICAL CORP.

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES E PREFERRED STOCK

I. DESIGNATION AND AMOUNT

There shall be a series of Preferred Stock designated as "Series E Preferred Stock," and the number of shares constituting such series shall be 3000, par value $.001. Such series is referred to herein as the "Series E Preferred Stock".

II. RANK

All shares of Series E Preferred Stock shall rank prior to all of the Corporation's common stock, par value $.001 per share (the "Common Stock"), now or hereafter issued, as to distributions of assets upon dissolution or winding up of the Corporation, whether voluntary or involuntary. All shares of Series E Preferred Stock will rank subordinate and junior to all shares of Series E and B of Preferred Stock of the Corporation and pari passu with any of the Corporation's preferred stock hereafter created as to distributions of assets upon dissolution or winding up of the Corporation, whether voluntary or involuntary.

III. DIVIDENDS.

The holders of the Preferred Stock shall not be entitled to receive dividends.

IV. VOTING RIGHTS.

No holder of the Series E Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, except as may be otherwise expressly required by law.

V. **OPTIONAL REDEMPTION BY THE CORPORATION.**

(1) At any time, the Corporation may redeem for cash out of funds legally available therefor, any or all of the outstanding Preferred Stock ("Optional Redemption") at $1000 (one thousand dollars) per share.

(2) Should the Corporation exercise the right of Optional Redemption it shall provide any holders of Preferred Stock with at least 30 days' notice of any proposed optional redemption pursuant this Section V (an "Optional Redemption Notice"). Any optional redemption pursuant to this Section V shall be made ratably among holders in proportion to the Liquidation Value of Preferred Stock then outstanding and held by such holders. The Optional Redemption Notice shall state the Liquidation Value of Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the Corporation to the holders at the address of such holder appearing on the register of the Corporation for the Preferred Stock. Within seven (7) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holders, and (B) the holders will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier's check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding.

VI. **SECURITIES NOT REGISTERED**

The shares of Series E Preferred Stock have not been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration. Therefore, each certificate for shares of Series E Preferred Stock and each preferred stock certificate issued upon the transfer of any such shares of Series E Preferred Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES

UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

VII. PREEMPTIVE RIGHTS

The Series E Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

VIII. SEVERABILITY OF PROVISIONS

Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.